Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 7, 2004 relating to the financial statements and financial statement schedule, which appear in Harris Interactive Inc.’s Annual Report on Form 10-K for the year ended June 30, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Rochester, New York
November 9, 2004